Exhibit 99.1

FOR IMMEDIATE RELEASE

Kaiser Aluminum Announces Preliminary First Quarter 2015
Financial Information
Kaiser Aluminum Terminates Defined Benefit Accounting with Respect to the Union VEBA and Removes the Related Net Assets from its Balance Sheet

FOOTHILL RANCH, Calif. -April 23, 2015 - Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that, as a result of the definitive expiration of its obligation to make annual variable contributions to the union voluntary employees’ beneficiary association (the “Union VEBA”) for any period after September 2017, it has removed from the Company's consolidated balance sheet the Union VEBA’s plan assets and liabilities, and related deferred tax liabilities and accumulated other comprehensive income amounts. Additionally, the Company has recorded a liability of $45 million for the quarter ended March 31, 2015 to reflect the estimated remaining annual variable contributions that could be made to the Union VEBA through September 2017.

As previously announced, on January 28, 2015, members of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC (the "USW") at the Company's Newark, Ohio and Spokane, Washington facilities ratified a new five-year labor agreement, effective October 1, 2015. The new labor agreement extends through September 30, 2020 and did not extend the Company's obligation to make annual variable contributions, up to $17.1 million per year, to the Union VEBA, which expires in September 2017. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, based on the definitive termination date of the Company’s funding obligation, the Company was reviewing the impact that the change to its Union VEBA funding obligation would have on its consolidated financial statements.

The Company has determined that defined benefit accounting is no longer applicable to the Union VEBA, requiring the Company to remove the Union VEBA assets, liabilities and related amounts from its consolidated balance sheet, establish a $45 million liability to reflect the Company’s estimated remaining contingent obligation to the Union VEBA, and record a non-cash, after-tax charge in the quarter ended March 31, 2015 of $308 million. The Company plans to release its full financial and operating results for the quarter ending March 31, 2015 on Tuesday, April 28, 2015 after the market closes. Consistent with prior disclosures relating to the Union VEBA, the Company will treat the US GAAP impact of this accounting change as a non-run-rate item and, accordingly, will exclude such impact from the Company's adjusted EBITDA, adjusted net income and adjusted earnings per diluted share.

The new labor agreement with the USW did not affect the Company's obligation to make annual variable contributions, up to $2.9 million per year, to the voluntary employees' beneficiary association with respect to certain other eligible retirees, their surviving spouses and eligible dependents (the "Salaried VEBA") or its accounting for the Salaried VEBA in its consolidated financial statements.

Background

The Union VEBA was established in 2004 to provide healthcare related benefits for eligible retirees represented by certain unions and their surviving spouses and eligible dependents and covers certain qualifying bargaining unit retirees and future retirees. The Union VEBA is managed by four trustees, two of which are appointed by the Company and two of which are appointed by the USW. Its assets are managed by an independent fiduciary.

The Company has no claim to the plan assets of the Union VEBA or any obligation to fund the Union VEBA’s liabilities. The plan designs and benefits paid are at the sole discretion of the Union VEBA trustees and are outside the Company's control. Nevertheless, the Company has historically accounted for the Union VEBA as a defined benefit postretirement plan with the current plan assets and future variable contributions from the Company and earnings thereon, operating as a cap on the benefits to be paid. Accordingly, the Company has accounted for net periodic postretirement benefit costs (income) in accordance with ASC Topic 715, Compensation - Retirement Benefits, and recorded any difference between the assets and the accumulated postretirement benefit obligation in the Company’s consolidated financial statements. Information necessary for the valuation of the net funded status of the plans was obtained from the Union VEBA on an annual basis.

As previously discussed, the Company’s primary financial obligation to the Union VEBA is the payment of annual variable cash contributions. The aggregate amount to be contributed to the Union VEBA is 85.5% of the following: 10% of the first $20.0 million of annual cash flow (as defined; in general terms, the principal elements of cash flow are earnings before interest expense, provision for income taxes and depreciation and amortization less cash payments for, among other things, interest, income taxes and capital expenditures), plus 20% of annual cash flow (as defined) in excess of $20.0 million. Such payments to the Union VEBA may not exceed $17.1 million annually. The Company’s obligation to make annual variable cash contributions to the Union VEBA extends through September 2017, with the last payment expected to be made during the first quarter of 2018.

Under the historical defined benefit accounting treatment for the Union VEBA, the funding status resulted in a liability or asset position on the Company's Consolidated Balance Sheet. Such liability or asset did not impact the Company's cash flow or liquidity. The only impact to the Company's cash flow or liquidity was the payment of annual variable cash contributions based upon the formula noted above. For reporting purposes, the Company excludes the impact of US GAAP accounting for the Union VEBA from its adjusted quarterly and annual financial results as a non-run-rate item.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of its culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company’s web site at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

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This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. These factors include: (a) changes in financial reporting or the treatment of Union VEBA related assets and liabilities required by US GAAP, (b) the completion of routine quarter-end accounting procedures and adjustments, and (c) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2014. As more fully described in these reports, “non-run-rate” items are items that, while they may occur from period to period, are particularly material to results, impact costs primarily as a result of external market factors and may not occur in future periods if the same level of underlying performance were to occur. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations, except as otherwise required by law.

Investor Relations Contact:	Public Relations Contact:
Melinda C. Ellsworth	Dave Quast
Kaiser Aluminum Corporation	FTI Consulting
(949) 614-1757	(213) 452-6348